         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000

                                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   AT&T CORP.
             (Exact Name of Registrant as Specified in its Charter)


                NEW YORK                                   13-4924710
      (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                     Identification No.)


                            32 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10013-2412
                    (Address of Principal Executive Offices)


                       AT&T 1997 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plans)


                                MARILYN J. WASSER
                       VICE PRESIDENT - LAW AND SECRETARY
                            32 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10013-2412
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                                               Maximum
                                                     Amount to be             Aggregate                Amount of
Title of Securities to be Registered                Registered (1)(2)    Offering Price (3)         Registration Fee
Wireless Group common stock, par value $1 per        120,000,000          $ 3,727,500,000           $ 984,060.00
share

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the above-named plan.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plan.

(3) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon the average of the high and low sales prices of the common stock of the registrant as posted on the New York Stock Exchange Composite Tape on April 27, 2000, a date within 5 business days prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement (the "Plans") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectus or prospectuses supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

         1. AT&T's Annual Report on Form 10-K for the year ended December 31, 1999;

         2.      Prospectus, dated April 27, 2000, filed pursuant to
Rule 424(b)(1);

         3. AT&T's Current Reports on Form 8-K dated January 6, 2000, January 14, 2000, March 13, 2000, March 17, 2000; March 27, 2000, April 4, 2000
and April 24, 2000; and

         4. The description of Wireless Group Common Stock contained in AT&T's Registration Statements on Form 8-A dated April 24, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such a director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose such director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law ("NYBCL").

         The by-laws of the Registrant provide that the Registrant is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits, or proceedings based upon, arising from, relating to, or by reason of the fact that any such director or officer serves or served in such capacity with the corporation or at the request of the Registrant in any capacity with any other enterprise.

         The Registrant has entered into contracts with its officers and directors, pursuant to the provisions of NYBCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the NYBCL, against expenses, fees, judgments, fines, and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of the Registrant or, at the request of the Registrant, an officer, director or other partner, agent, employee, or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

         The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS


    Exhibit No.      Description

       4.1 Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of Correction of the Registrant filed June 8, 1989, Certificate of Change to Restated Certificate of Incorporation dated March 18, 1992, Certificate of Amendment to Restated Certificate of Incorporation dated June 1, 1992, Certificate of Amendment to the Certificate of Incorporation dated April 20, 1994, Certificate of Amendment of the Registrant filed June 8, 1998 and Certificate of Amendment of the Registrant filed March 9, 1999 (filed as Exhibit (3)a to the Registrant's Form 10-K for 1998 (File No. 1-1105) and incorporated herein by reference).

       4.2 Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant (filed as Exhibit A to the Registrant's Proxy Statement on Schedule 14A, dated January 26, 2000, and incorporated herein by reference).

       4.3 By-Laws of the Registrant, as amended March 17, 1999 (filed as Exhibit (3)b to the Registrant's Form 10-K for 1998 (File No. 1-1105) and incorporated herein by reference).

       4.4 Form of By-Law Amendment of the Registrant (filed as Exhibit B to the Registrant's Proxy Statement on Schedule 14A, dated January 26, 2000, and incorporated herein by reference).

       5 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities to be issued.

      10             AT&T 1997 Long Term Incentive Plan.

      23.1 Consent of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant (included in opinion of counsel filed as Exhibit 5).

      23.2           Consent of PricewaterhouseCoopers LLP.

      23.3           Consent of PricewaterhouseCoopers LLP.

      23.4           Consent of Arthur Andersen LLP.

      23.5           Consent of KPMG LLP.

      23.5 Consent of Robert S. Feit (contained in the opinion of counsel filed as Exhibit 5).

      24 Power of Attorney executed by officers and directors who signed this registration statement (filed as Exhibit 24.1 to the Registrant's Form S-3, dated February 2, 2000, and incorporated herein by reference).


ITEM 9.           REQUIRED UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this 2nd day of May 2000.


                                      AT&T CORP.


                                      By: /s/ Marilyn J. Wasser
                                         ---------------------------------------
                                         Name:   Marilyn J. Wasser
                                         Title: Vice President -- Law
                                                and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2000:



              SIGNATURE                                             TITLE
         Principal Executive Officer:
           /s/ *                                          Chairman of the Board and
    ------------------------------------
        C. Michael Armstrong                               Chief Executive Officer

         Principal Financial Officer:
           /s/ *                                     Senior Executive Vice President and
    ------------------------------------
          Charles H. Noski                                 Chief Financial Officer

        Principal Accounting Officer:
           /s/ *                                        Vice President and Controller
    ------------------------------------
         Nicholas S. Cyprus

                  Directors:
           /s/ *                                                  Director
    ------------------------------------
           Kenneth T. Derr

           /s/ *                                                  Director
    ------------------------------------
        M. Katherine Eickhoff

           /s/ *                                                  Director
    ------------------------------------
          Walter Y. Elisha

           /s/ *                                                  Director
    ------------------------------------
         George M.C. Fisher

           /s/ *                                                  Director
    ------------------------------------
           Donald V. Fites

           /s/ *                                                  Director
    ------------------------------------
       Amos B. Hostetter, Jr.

           /s/ *                                                  Director
    ------------------------------------
           Ralph S. Larsen

           /s/ *                                                  Director
    ------------------------------------
           John C. Malone

           /s/ *                                                  Director
    ------------------------------------
          Donald F. McHenry

           /s/ *                                                  Director
    ------------------------------------
          Michael I. Sovern

           /s/ *                                                  Director
    ------------------------------------
          Sanford I. Weill

           /s/ *                                                  Director
    ------------------------------------
           Thomas H. Wyman

           /s/ *                                           President and Director
    ------------------------------------
           John D. Zeglis

    *By: /s/ Marilyn J. Wasser
        --------------------------------
        Marilyn J. Wasser
        (Attorney-in-fact)